UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2014

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, Michigan 48152

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 734-591-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, on December 17, 2013, Valassis Communications, Inc., a Delaware corporation (“Valassis” or the “Company”), Harland Clarke Holdings Corp., a Delaware corporation (“Parent”), and V Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub commenced a cash tender offer on January 6, 2014 to purchase all of the issued and outstanding shares of the Company’s common stock, $0.01 par value per share (the “Shares”) at a purchase price of $34.04 per Share in cash (the “Offer Price”), net to the seller in cash, without interest, and less any applicable withholding taxes, if any, upon the terms and conditions set forth in the offer to purchase dated January 6, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time in accordance with the Merger Agreement, constitute the “Offer”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 11:59 p.m., New York time on February 3, 2014. Computershare Trust Company, N.A., the depositary, has advised that 25,830,607 Shares were validly tendered into and not withdrawn from the Offer (not including 2,323,053 Shares tendered pursuant to notices of guaranteed delivery), representing approximately 66.0% of the Shares outstanding. All Shares that were validly tendered into the Offer and not properly withdrawn have been accepted for payment by Merger Sub.

On February 4, 2014, as a result of the acceptance of the Shares tendered in the Offer, Merger Sub acquired sufficient Shares to close the merger of Purchaser with and into the Company (the “Merger”) without the affirmative vote of the stockholders of the Company pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by Parent, Merger Sub or held by the Company as treasury stock and shares held by the Company’s stockholders who are entitled to and properly demand appraisal of such shares pursuant to the applicable provisions of Delaware law) was converted into the right to receive an amount of cash equal to the Offer Price, without interest and less any applicable withholding taxes. The Company was the surviving corporation in the Merger and is now a wholly owned subsidiary of Parent.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2013, which is incorporated herein by reference.

The aggregate consideration paid by Parent in the Offer and the Merger was approximately $1.4 billion.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 4, 2014, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Shares from listing on the NYSE and requested that the NYSE file a delisting application with the SEC to delist and deregister the Shares. February 4, 2014 was the last day that the Shares traded on the NYSE. The Company expects the NYSE to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act.

Item 3.03 Material Modification of Rights of Security Holders

The information disclosed under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of Merger Sub’s acceptance of Shares in the Offer on February 4, 2014, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The information disclosed under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each director of the Company immediately prior to the Effective Time voluntarily resigned from and ceased serving on the Company’s board of directors (the “Board”) effective as of the Effective Time. Pursuant to the terms of the Merger Agreement, on February 4, 2013, the board of directors of Merger Sub immediately prior to the Effective Time, which consisted of Charles T. Dawson, Peter A. Fera, Jr. and Edward P. Taibi, became the Board following the Merger.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger, at the Effective Time the Company’s certificate of incorporation and bylaws were amended and restated effective so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Valassis Communications, Inc.

3.2	Amended and Restated Bylaws of Valassis Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Dated: February 4, 2014	By:	/s/ Robert Recchia
Name: Robert Recchia
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Valassis Communications, Inc.

3.2	Amended and Restated Bylaws of Valassis Communications, Inc.